Confidential | for discussion purposes only GOLUB CAPITAL DIRECT LENDING UNLEVERED CORPORATION EARNINGS PRESENTATION QUARTER ENDED SEPTEMBER 30, 2023

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine and Russia, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results – GDLCU generated an annualized net income return on equity1 of 9.9% during the quarter ended September 30, 2023. – GDLCU has achieved an inception-to-date IRR2 on NAV of 9.1% through September 30, 2023. – For the quarter ended September 30, 2023, we made new investment commitments of $22.0 million in 16 portfolio companies. The fair value of investments as of September 30, 2023 was $109.9 million. Overall, total investments in portfolio companies at fair value increased by $17.6 million or 19.1%. – The annualized investment income yield3 for the three months ended September 30, 2023 was 12.9%, an increase from 12.4% for the three months ended June 30, 2023. – As of September 30, 2023, we had total investor capital subscriptions of $374.9 million and contributed capital of $138.2 million (36.9% called capital ratio). In addition, after quarter end, we have issued three capital calls for proceeds totaling $63.7 million. – Strong credit performance; over 99% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of September 30, 2023 and there were no portfolio company investments on non-accrual. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending September 30, 2023. The first investment in GDLCU took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, accrued PIK/non-cash dividend income, and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.

Summary of Quarterly Results (cont'd)

	Quarter Ended				
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Select Financial Data					
New investment commitments	$40,290,226	$22,471,961	$9,497,555	$6,334,809	$21,955,454
Fair value of investments	$53,989,670	$74,702,815	$84,944,990	$92,304,441	$109,904,922
Net income (loss)	$632,956	$1,537,622	$2,381,530	$2,322,831	$2,757,766
Net investment income after tax	$924,456	$1,697,233	$1,914,933	$2,047,773	$2,469,843
Earnings (loss) per weighted average share[1]	$0.18	$0.31	$0.41	$0.37	$0.38
Net investment income per weighted average share[1]	$0.27	$0.34	$0.33	$0.33	$0.34
Annualized return on equity – net income[2]	4.9%	8.2%	11.0%	9.9%	9.9%
Quarterly return on equity – net income (loss)[3]	1.2%	2.1%	2.8%	2.5%	2.5%
Asset Mix of New Originations					
Senior Secured	1%	1%	0%	0%	4%
One Stop	98%	96%	98%	100%	95%
Junior Debt[4]	0%	0%*	0%	0%	1%
Equity	1%	3%	2%	0%	0%*

* Represents an amount less than 1.0%.

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. Due to the significant changes in net assets, net investment income and net income that may occur quarter-to-quarter as a result of Golub Capital Direct Lending Unlevered Corporation ("we", "us", "our", the "Company" or "GDLCU") commencing operations on April 1, 2022, per share amounts may fluctuate significantly from quarter-to-quarter and quarterly comparisons may not be meaningful.
2. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
3. Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
4. Junior debt consists of second lien and subordinated debt.

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5 GDLCU Generated Strong NII and Net Gains, Resulting in 9.9% Annualized Returns to Shareholders1 *Represents an amount less than $0.01. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Represents the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on the shares outstanding at the end of the period and as of the dividend record date. NAV Per Share Bridge $15.00 $0.34 $(0.37) $0.00 $0.04 $(0.01) $15.00 June 30, 2023 NAV Net Investment Income Dividends Recorded in September 30, 2023 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments Other Changes in Unrealized Depreciation September 30, 2023 NAV * Net Realized & Unrealized Gain: $0.04 2

6 Portfolio Highlights - Portfolio Diversity as of September 30, 2023 Portfolio Composition by Seniority * Junior debt represents an amount less than 1% 1. Junior debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. 2% 0%* 95% 3% Investment Portfolio $109,904,922 | 66 Investments | Average Size <1.5% First Lien Traditional Senior First Lien One Stop Junior Debt1 Equity 98% First Lien Diversification by Obligor Avg Size <1.5% Top 10 Investments 49% Top 25 Investments 83% Remaining 41 Investments 17% Diversification by Industry3Portfolio Composition by Interest Rate Type on Loans2 Floating, 97% Fixed, 3% Software 45% Specialty Retail 8% Diversified Consumer Services 6% IT Services 5% Insurance 5% Aerospace and Defense 5% Life Sciences Tools & Services 4% Automobiles 4% Hotels, Restaurants and Leisure 3% Beverages 3% 10 industries below 3%

7 Portfolio Highlights - Economic Analysis 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, accrued PIK/non-cash dividend income, and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and accrued PIK/non-cash dividend income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 8.9% 10.5% 11.6% 12.4% 12.9% 8.6% 10.2% 11.3% 12.0% 12.6% 3.6% 4.6% 4.9% 5.3% 5.4% Investment income yield¹ Income yield² 3-Month Secured Overnight Financing Rate ("SOFR") September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 September 30, 2023 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0%

Portfolio Highlights - Portfolio Ratings

- Over 99% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of September 30, 2023, and there were no portfolio company investments on non-accrual.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End	At Quarter End			
Rating	2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
5	2.3%	0.0%	0.0%	0.0%	0.0%
4	97.7%	100.0%	100.0%	99.6%	99.7%
3	0.0%	0.0%	0.0%	0.4%	0.3%
2	0.0%	0.0%	0.0%	0.0%	0.0%
1	0.0%	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

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9 Quarterly Statements of Financial Condition As of September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 September 30, 2023 (audited) (unaudited) (unaudited) (unaudited) (audited) Assets Investments, at fair value $53,989,670 $74,702,815 $84,944,990 $92,304,441 $109,904,922 Cash 14,629,597 4,876,163 10,502,202 11,481,537 30,395,654 Other assets 469,722 863,624 962,474 3,759,704 1,595,380 Total Assets $69,088,989 $80,442,602 $96,409,666 $107,545,682 $141,895,956 Liabilities and Net Assets Distribution payable $328,015 $580,139 $1,692,320 $1,682,728 $1,956,082 Management and incentive fee payable — — 46,915 330,729 417,193 Other liabilities 183,579 426,889 790,635 715,517 963,577 Total Liabilities 511,594 1,007,028 2,529,870 2,728,974 3,336,852 Total Net Assets 68,577,395 79,435,574 93,879,796 104,816,708 138,559,104 Total Liabilities and Net Assets $69,088,989 $80,442,602 $96,409,666 $107,545,682 $141,895,956 Net Asset Value per Share $15.00 $15.00 $15.00 $15.00 $15.00 Common shares outstanding 4,571,826 5,295,705 6,258,653 6,987,781 9,237,274

Quarterly Operating Results

	Quarter Ended				
	September 30, 2022 (unaudited)	December 31, 2022 (unaudited)	March 31, 2023 (unaudited)	June 30, 2023 (unaudited)	September 30, 2023 (unaudited)
Investment Income					
Interest income	$919,683	$1,712,693	$2,205,606	$2,587,602	$3,055,395
Dividend income	—	10,212.00	11,518	12,820	17,027
Fee income	4,773	4,328	4,460	5,319	7,112
Total Investment Income	$924,456	$1,727,233	$2,221,584	$2,605,741	$3,079,534
Expenses					
Base management fee, net of waiver	$—	$—	$—	$72,715	$83,392
Incentive fee, net of waiver[1]	—	—	46,915	230,578	277,621
Incentive fee – capital gains	—	—	—	27,436	28,744
Other operating expenses	287,629	194,972	249,953	227,239	219,934
Other operating expenses reimbursement waiver[2]	(287,629)	(194,972)	—	—	—
Total Expenses	—	—	296,868	557,968	609,691
Excise tax	—	30,000	9,783	—	—
Net Investment Income after tax	$924,456	$1,697,233	$1,914,933	$2,047,773	$2,469,843
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on foreign currency transactions	($24,970)	$9,352	($1,122)	($1,447)	$6,176
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	(266,530)	(168,963)	467,719	276,505	281,747
Net gain (loss) on investments and foreign currency transactions	(291,500)	(159,611)	466,597	275,058	287,923
Net increase/(decrease) in net assets resulting from operations	$632,956	$1,537,622	$2,381,530	$2,322,831	$2,757,766
Per Share Data[3]					
Earnings/(loss) per weighted average share	$0.18	$0.31	$0.41	$0.37	$0.38
Net investment income per weighted average share	$0.27	$0.34	$0.33	$0.33	$0.34
Distributions declared per share[4]	$0.19	$0.30	$0.40	$0.37	$0.37
Weighted average common shares outstanding	3,448,343	4,947,000	5,860,405	6,301,927	7,342,320

1. For the quarters ended September 30, 2022, December 31, 2022 and March 31, 2023, GC Advisors agreed to a waiver of $69,682, $169,723 and $149,270, respectively, of income incentive fees calculated under the Investment Advisory Agreement.
2. For the quarters ended September 30, 2022 and December 31, 2022, GC Advisors and Golub Capital LLC waived reimbursement of $287,629 and $194,972, respectively, for any operating expenses and costs subject to reimbursement by the Company.
3. Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented.
4. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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11 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1. The 9.1% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending September 30, 2023. The first investment in GDLCU took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 0.4% 1.2% 2.1% 2.8% 2.5% 2.5% Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Avg. 1.9% Investors in GDLCU have achieved a 9.1% IRR on NAV1

12 Common Stock and Distribution Information Distributions Paid and Payable Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount May 6, 2022 July 19, 2022 July 2022 3,175,117.861 September 15, 2022 $0.0960 $304,941 August 5, 2022 August 30, 2022 August 2022 3,175,117.861 November 23, 2022 0.0386 122,582 August 5, 2022 September 20, 2022 September 2022 3,874,395.354 November 23, 2022 0.0530 205,433 Total for Quarter Ended September 30, 2022 $0.1876 $632,956 August 5, 2022 October 18, 2022 October 2022 4,571,826.354 December 29, 2022 $0.0980 $447,823 November 18, 2022 November 21, 2022 November 2022 5,289,257.354 December 29, 2022 0.0964 509,660 November 18, 2022 December 15, 2022 December 2022 5,290,922.153 March 1, 2023 0.1096 580,139 Total for Quarter Ended December 31, 2022 $0.3040 $1,537,622 November 18, 2022 January 17, 2023 January 2023 5,295,704.904 March 22, 2023 $0.1301 $689,210 February 7, 2023 February 24, 2023 February 2023 6,252,279.571 May 24, 2023 0.1148 717,968 February 7, 2023 March 17, 2023 March 2023 6,255,174.938 May 24, 2023 0.1558 974,352 Total for Quarter Ended March 31, 2023 $0.4007 $2,381,530 February 7, 2023 April 28, 2023 April 2023 6,258,653.053 June 22, 2023 $0.1023 $640,103 May 5, 2023 May 26, 2023 May 2023 6,267,118.056 August 23, 2023 0.1106 692,841 May 5, 2023 June 16, 2023 June 2023 6,267,118.056 August 23, 2023 0.1579 989,887 Total for Quarter Ended June 30, 2023 $0.3708 $2,322,831 May 5, 2023 July 28, 2023 July 2023 6,987,780.543 September 20, 2023 $0.1147 $801,685 August 3, 2023 August 30, 2023 August 2023 6,987,780.543 November 22, 2023 0.1218 850,784 August 3, 2023 September 22, 2023 September 2023 8,112,527.076 November 22, 2023 0.1362 1,105,298 Total for Quarter Ended September 30, 2023 $0.3727 $2,757,767

13 Common Stock and Distribution Information (cont’d) Distributions Declared Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 3, 2023 October 20, 2023 October 20231 9,237,273.609 December 28, 2023 TBD TBD November 17, 2023 November 20, 2023 November 20232 11,487,055.609 December 28, 2023 TBD TBD November 17, 2023 December 15, 2023 December 20233 TBD February 21, 2024 TBD TBD November 17, 2023 January 19, 2024 January 20244 TBD March 20, 2024 TBD TBD 1. On August 3, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of October 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period October 1, 2023 through October 31, 2023 and the payment of this distribution is $15.00 per share. 2. On November 17, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of November 30, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period November 1, 2023 through November 30, 2023 and the payment of this distribution is $15.00 per share. 3. On November 17, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of December 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period December 1, 2023 through December 31, 2023 and the payment of this distribution is $15.00 per share. 4. On November 17, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of January 31, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period January 1, 2024 through January 31, 2024 and the payment of this distribution is $15.00 per share.